Exhibit 10.3
GUARANTEE AND COLLATERAL AGREEMENT
made by
THE PACIFIC LUMBER COMPANY,
BRITT LUMBER CO., INC.,
MAXXAM GROUP INC.,
SALMON CREEK LLC,
SCOTIA INN INC.
in favor of
MARATHON STRUCTURED FINANCE FUND L.P.,
as Administrative Agent
Dated as of July 18, 2006

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     GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 18, 2006, made by each of the parties listed on the signature pages hereto as Grantors (together with any other person that may become a party hereto as a Grantor as provided herein, the “Grantors”) and MAXXAM Group Inc., a Delaware corporation (“Holdings”) in favor of MARATHON STRUCTURED FINANCE FUND L.P., as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Revolving Credit Agreement, dated as of July 18, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Pacific Lumber Company, a Delaware corporation (“Palco”) and Britt Lumber Co., Inc., a California corporation (“Britt”, together with Palco, the “Borrowers”), the Lenders party thereto, the Administrative Agent, and (ii) the other Secured Parties (as hereinafter defined).
WITNESSETH:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
     WHEREAS, Holdings is the parent company of the Borrowers and each other Grantor is a Borrower or a subsidiary of Palco;
     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
     WHEREAS, the Borrowers, the other Grantors and Holdings are engaged in related businesses, and each Grantor and Holdings will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors and Holdings shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;
     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor and Holdings hereby agree with the Administrative Agent for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, Certificated Security, Chattel Paper,

Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
     (b) The following terms shall have the following meanings:
     “Administrative Agent” shall have the meaning assigned to such term in the preamble.
     “Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
     “Borrowers” shall have the meaning assigned to such term in the preamble.
     “Borrower Obligations” shall mean the collective reference to the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of amounts drawn under Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Arranger, to any Agent or to any Lender (or, in case of Specified Hedge Agreements, any Affiliate of any Lender or any Agent), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Arranger, to any Agent or to any Lender that are required to be paid by any Grantor pursuant to the Credit Agreement or any other Loan Document) or otherwise; provided, that (i) obligations of any Grantor under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as the other Borrower Obligations are so secured and guaranteed, (ii) any release of collateral or guarantors effected in the manner permitted by the Credit Agreement or any other Loan Document shall not require the consent of holders of obligations under Specified Hedge Agreements and (iii) the amount of secured obligations under any Specified Hedge Agreements shall not exceed the net amount, including any net termination payments, that would be required to be paid to the counterparty to such Specified Hedge Agreement on the date of termination of such Specified Hedge Agreement.
     “Collateral” shall have the meaning assigned to such term in Section 3.
     “Collateral Account” shall mean (i) any collateral account established as provided in Section 6.1 or 6.4 or (ii) any cash collateral account established as provided in Section 2.23(j) of the Credit Agreement.
     “Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies), investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.
     “Contracts” shall mean all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.
     “Copyright Licenses” shall mean any agreement, whether written or oral, naming any Grantor as licensor or licensee (including those listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b))), granting any right in, to or under any Copyright, including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.
     “Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b))), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, (ii) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (iii) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Credit Agreement” shall have the meaning assigned to such term in the preamble.
     “dollars” or “$” shall mean lawful money of the United States of America.
     “Excluded Assets” shall mean (a) any lease, license, Contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, Contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, Contract, property rights or agreement that does not result in any of the consequences specified above and (b) any Excluded Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”.
     “Excluded Foreign Subsidiary Voting Stock” shall mean the voting equity interests in any Excluded Foreign Subsidiary.
     “General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedging Agreements and all Contracts and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified from time to time.
     “Grantors” shall have the meaning assigned to such term in the preamble.
     “Guarantor Obligations” shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
     “Guarantors” shall mean the collective reference to each Grantor other than the Borrowers.
     “Holdings” shall have the meaning assigned to such term in the preamble.
     “Holdings Obligations” shall mean all obligations and liabilities of Holdings which may arise under or in connection with this Agreement or any other Loan Document to which Holdings is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by Holdings pursuant to the terms of this Agreement or any other Loan Document).
     “Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and (ii) any key man life insurance policies.
     “Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     “Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to any other Grantor, including any subordinated intercompany note entered into in connection with the Affiliate Subordination Agreement.
     “Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”) including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property”, all Pledged Notes and all Pledged Equity Interests.
     “Issuers” shall mean the collective reference to each issuer of a Pledged Security.
     “Lenders” shall have the meaning assigned to such term in the preamble.
     “Licensed Intellectual Property” shall have the meaning assigned to such term in Section 4.9.
     “Material Contract” shall mean any agreement, Contract or license or other arrangement (other than an agreement, Contract or arrangement representing Indebtedness for borrowed money) to which any Grantor is a party that is material to the Borrowers and their Subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.
     “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Non-Assignable Contract” shall mean any Contract that by its terms purports to restrict or prevent the collateral assignment thereof or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise, irrespective of whether such prohibition or restriction is enforceable under Sections 9-407 through 409 of the New York UCC).
     “Obligations” shall mean (i) in the case of the Borrowers, the Borrower Obligations, (ii) in the case of each Guarantor, its Guarantor Obligations and (iii) in the case of Holdings, the Holdings Obligations.
     “Owned Intellectual Property” shall mean (i) all Registered Intellectual Property (as defined in Section 4.9) and (ii) all material unregistered Intellectual Property which is owned by such Grantor in its own name on the date hereof.
     “Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in

Schedule 4.9 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)).
     “Patents” shall mean (i) all letters of patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, and all reissues and extensions thereof, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)), (ii) all applications for letters of patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, all improvements thereof, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)), (iii) all rights to, and to obtain, any reissues or extensions of the foregoing and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.
     “Pledged Alternative Equity Interests” shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Pledged Trust Interests.
     “Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on Schedule 4.7(b), (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
     “Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.
     “Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule 4.7(a) hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)) and all Intercompany Notes at any time issued to or held by any Grantor as a result of loans or advances made by, or commitments to make loans or advances of, the Grantors existing on the date hereof.
     “Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 4.7(a) hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
     “Pledged Stock” shall mean all of the equity interests now owned or hereafter acquired by any Grantor and all of the equity interests in The Pacific Lumber Company owned by Holdings, including all of the equity interests listed on Schedule 4.7(a) hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)), and the certificates, if any, representing such shares and any interest of such Grantor and Holdings in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock be required to be pledged hereunder.
     “Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4.7(a) hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.
     “Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

     “Qualified Counterparty” shall mean, with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender, an Agent or an Affiliate of a Lender or an Agent.
     “Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
     “Salmon Creek” means Salmon Creek LLC.
     “Secured Parties” shall mean, collectively, the Administrative Agent, the Lenders and, with respect to any Specified Hedge Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Article VIII of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement or any other Loan Document.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Specified Hedge Agreement” shall mean any Hedging Agreement (a) entered into by (i) any Grantor and (ii) any Lender or any Affiliate thereof or any Agent or any Affiliate thereof, or any person that was a Lender or an Affiliate thereof or an Agent or Affiliate thereof when such Hedging Agreement was entered into as counterparty and (b) which has been designated by Grantor, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by such Grantor, as a Specified Hedge Agreement and which the Administrative Agent has agreed, in its sole discretion, in writing, constitutes a specified Hedge Agreement; provided that the designation of any Hedging Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or Affiliate thereof or any Agent or any Affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or any other Loan Document.
     “Subsidiary” shall mean any subsidiary of any Borrower other than Scotia Pacific Company LLC.
     “Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 4.9 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)).
     “Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)), (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business symbolized by the foregoing, (iv) other source or business identifiers, designs and general intangibles of a like nature and (v) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
     “Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)).
     “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a “Trade Secret”), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such Trade Secret, the right to sue for past, present and future infringements of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
          1.2 Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.
     (d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be, in each case, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.
     (e) The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”.
     (f) All references to the Lenders herein shall, where appropriate, include any Lender, the Administrative Agent, or, in the case of any Lender or Agent, any Affiliate thereof that is a party to a Specified Hedge Agreement.

SECTION 2.GUARANTEE
          2.1 Guarantee.
          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
          (b) If and to the extent required in order for the Guarantor Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2, without causing such guarantee to be unenforceable or to be void or voidable under applicable fraudulent conveyance or other laws of similar application. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other person entitled, under such laws, to enforce the provisions thereof.
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.
          (d) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement any of the Borrowers may be free from any Borrower Obligations.
          (e) No payment made by any of the Borrowers, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from any Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower

Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no letter of credit shall be outstanding under the Credit Agreement and all commitments to extend credit under the Credit Agreement shall have been terminated or have expired.
          2.2 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:
          (a) If such payment is made by any Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to the Borrowers or a letter of credit issued for the account of any Borrower, then, unless and until the Obligations have been indefeasibly paid in full in cash (or other assets which the Lenders, other than in connection with a bankruptcy or similar proceeding, voluntarily accept as full satisfaction of the Obligations), the Borrowers shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Grantor or its property.
          (b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrowers and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.
          (c) If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Administrative Agent shall promptly following demand deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Grantor and the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.
          (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.
          (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
          (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).
          2.3 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Except to the extent required by any non-waivable provisions of the New York UCC, no Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
          2.4 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by any of the Borrowers or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          2.6 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent specified in the Credit Agreement.
SECTION 3. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL
          (a) Holdings hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all equity interests in Palco and all Proceeds thereof (the “Holdings Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations. Any reference to Collateral herein with respect to Holdings shall be understood to be a reference to the Holdings Collateral.
          (b) Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, and together with the Holdings Collateral, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
          (i) all Accounts;
          (ii) all Chattel Paper;
          (iii) all Collateral Accounts and all Collateral Account Funds;
          (iv) all Commercial Tort Claims from time to time specifically described on Schedule 4.11;
          (v) all Contracts;
          (vi) all Deposit Accounts;
          (vii) all Documents;
          (viii) all Equipment;

          (ix) all Fixtures;
          (x) all General Intangibles;
          (xi) all Goods;
          (xii) all Instruments;
          (xiii) all Insurance;
          (xiv) all Intellectual Property;
          (xv) all Inventory;
          (xvi) all Investment Property;
          (xvii) all Letters of Credit and Letter of Credit Rights;
          (xviii) all Money;
          (xix) all Securities Accounts;
          (xx) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
          (xxi) to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;
     provided that, notwithstanding any other provision set forth in this Section 3, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset.
          (c) Notwithstanding anything herein to the contrary, (i) each Grantor and Holdings, as applicable, shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any other Secured Party, (ii) each Grantor and Holdings, as applicable, shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the Contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor and Holdings (in the case of Holdings, only with respect to Sections 4.3, 4.4, 4.7 and 4.12) hereby represent and warrant to the Secured Parties that:
          4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor’s knowledge.
          4.2 Title; No Other Liens. Such Grantor has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including material Real Property), except for (a) defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, (b) Liens expressly permitted by Section 6.02 of the Credit Agreement and (c) leasehold interests that terminate in the ordinary course of business in accordance with their terms and not on account of a tenant default. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, (ii) filings in respect of which termination statements have been delivered to the Administrative Agent for termination on the Closing Date or (iii) filings in respect of Liens expressly permitted by Section 6.02 of the Credit Agreement.
          4.3 Liens. The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 4.3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral (other than Deposit Accounts and motor vehicles) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations or Holding’s Obligations, as applicable, enforceable in accordance with the terms hereof to the extent a security interest can be perfected by filing and (ii) are prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 6.02 of the Credit Agreement.
          4.4 Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s and Holding’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s and Holding’s chief executive office or, if different, its principal place of business are specified on Schedule 4.4. Each Grantor and Holdings is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. The jurisdiction of each such Grantor’s or Holding’s organization of formation is required to maintain a public record showing the Grantor, to have been organized or formed. Except as specified on Schedule 4.4, no such Grantor or Holdings has changed its name, jurisdiction of organization, chief executive office or, if different, its principal place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past one year and has not within the last one year become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another person, which has not heretofore been (or on the date hereof will be) terminated.
          4.5 Inventory and Equipment. (a) On the date hereof, the Inventory and the Equipment (other than mobile goods) that is included in the Collateral are kept at the locations listed on Schedule 4.5(a). Within the four months preceding execution of this agreement, such Grantor has not changed the location of a material portion of its Equipment and Inventory that is included in the Collateral except as otherwise disclosed on Schedule 4.5(a).
     (b) Any Inventory now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of all applicable laws and regulations, including the Fair Labor Standards Act, as amended.
     (c) None of the Inventory or Equipment, in each case, with an aggregate fair market value in excess of $100,000 that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman, except as set forth in Section II.B of the Perfection Certificate.
          4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          4.7 Certain Investment Property. (a) Schedule 4.7(a) hereto (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests,

Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and all of the Pledged Stock owned by Holdings, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes (other than promissory notes in an aggregate principal amount not to exceed $100,000) owned by any Grantor and all of such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. No Grantor nor Holdings has consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any Securities Account, Commodity Account, Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto, except for any control arising by operation of law, including pursuant to common law provisions relating to banker’s liens.
     (b) The shares of Pledged Equity Interests pledged by such Grantor or Holdings hereunder constitute all of the issued and outstanding shares of all classes of equity interests in each Issuer owned by such Grantor or Holdings, as applicable, or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.
     (c) The Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.
     (d) The terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).
     (e) Such Grantor or Holdings, as applicable, is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens, except Liens expressly permitted by Section 6.02 of the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
          4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable with a value in excess of $10,000 that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Administrative Agent.
     (b) None of the obligors on any Receivables with a value in excess of $10,000 that are included in the Collateral is a Governmental Authority.
          4.9 Intellectual Property. (a) Schedule 4.9 lists all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration, in each case which is owned by such Grantor in its own name on the date hereof (collectively, the “Registered Intellectual Property”). Except as set forth in Schedule 4.9, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all such Registered Intellectual Property and is otherwise entitled to use, and grant to others the right to use, all such Registered Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below. Such Grantor has the right to use all Intellectual Property which it uses in its business, but does not own (collectively, the “Licensed Intellectual Property”).
          (b) On the date hereof, except as set forth on Schedule 4.9, all Registered Intellectual Property is subsisting and unexpired and has not been abandoned. To such Grantor’s knowledge, neither the operation of such Grantor’s business as currently conducted or as contemplated to be conducted nor the use of any of the Owned Intellectual Property or the Licensed Intellectual Property which is material to such Grantor’s business (collectively, the “Material Intellectual Property”) in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other person.
          (a) Except as set forth in Schedule 4.9, on the date hereof (i) none of the Owned Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any Owned Intellectual Property.
          (b) To such Grantor’s knowledge, no claim has been asserted that the use of such Material Intellectual Property does or may infringe upon the rights of any third party.
          (c) To such Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator in the United States or outside the United States which would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any Owned Intellectual Property. Such Grantor is not aware of any uses of any item of Owned Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.
          (d) No action or proceeding is pending, or, to such Grantor’s knowledge, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any other person, (iii) alleging that any Material Intellectual Property is being licensed, sublicensed or used in violation of any intellectual property or any other right of any other person, or (iv) which, if adversely determined, would have a Material Adverse Effect on the value of any Owned Intellectual Property. To such Grantor’s knowledge, no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Owned Intellectual Property or upon the rights of such Grantor therein. Except as set forth in Schedule 4.9, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) will not result in the termination or impairment of any of the Material Intellectual Property.
          (e) With respect to each Copyright License, Trademark License, Trade Secret License and Patent License which relates to Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect: (i) such license is in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other person any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
          (f) Except as set forth in Schedule 4.9, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Owned Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor has used commercially reasonable efforts to provide proper statutory notice consistent with industry standards in connection with its use of each Patent and Trademark that is material to its business and included in the Owned Intellectual Property.
          (g) To such Grantor’s knowledge, (i) none of the Trade Secrets owned by such Grantor that are material to its business have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property material to such Grantor’s business
          (h) Such Grantor has made all filings and recordations reasonably necessary to protect its interest in its Registered Intellectual Property, including recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices.
          (i) Such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any Trademark owned by such Grantor and has taken all commercially reasonable steps to ensure that all licensed users of any such Trademark use such consistent standards of quality.
          (j) No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair such Grantor’s rights in any Owned Intellectual Property.
          4.10 Letters of Credit and Letter of Credit Rights. No Grantor is a beneficiary or assignee under any Letter of Credit with a value in excess of $100,000 other than the Letters of Credit described on Schedule 4.10 (as such schedule may be amended or supplemented from time to time in accordance with Section 5.5(b)). With respect to any Letters of Credit with a value in excess of $100,000 that are by their terms transferable, each Grantor has caused (or, in the case of the Letters of Credit that are specified on Schedule 4.10 on the date hereof, will use commercially reasonable efforts to cause) all issuers and nominated persons under Letters of Credit in which the Grantor is the beneficiary or assignee to consent to the assignment of such Letter of Credit to the Administrative Agent and has agreed that upon the occurrence of a an Event of Default it shall cause all payments thereunder to be made to the Collateral Account. With respect to any Letters of Credit with a value in excess of $100,000 that are not transferable, each Grantor shall obtain (or, in the case of the Letters of Credit that are specified on Schedule 4.10 on the date hereof, use commercially reasonable efforts to obtain) the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the released Letter of Credit to the Administrative Agent in accordance with Section 5-114(c) of the New York UCC.
          4.11 Commercial Tort Claims. No Grantor has any Commercial Tort Claims as of the date hereof individually or in the aggregate in excess of $100,000 and, except as specifically described on Schedule 4.11 (as such schedule may be promptly amended or supplemented from time to time), no Grantor has any Commercial Tort Claims after the date hereof individually or in the aggregate in excess of $100,000.
          4.12 Contracts.
          (a) Schedule 4.12(a) (as such schedule may be amended or supplemented form time to time in accordance with Section 5.5(b)) sets forth all of the Material Contracts in which such Grantor has any right or interest.
          (b) Except as set forth on Schedule 4.12(b), no Material Contract prohibits assignment or encumbrance by such Grantor or requires or purports to require consent of, or notice to, any party (other than such Grantor) to any Material Contract in connection with the execution, delivery and performance of this Agreement, including the exercise of remedies by the Administrative Agent with respect to such Material Contract, except for such consents that have been obtained and such notices that have been given, and except to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity.
          (c) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the best of such Grantor’s knowledge) each other party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (d) To the knowledge of such Grantor, the right, title and interest of such Grantor, in, to and under the Material Contracts are not subject to any valid defenses, rights of recoupment or claims.
          (e) Except as expressly set forth on Schedule 4.12(b) with respect to the “Headwaters Agreement”, neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Material Contracts is in material default in the performance or observance of any of the material terms thereof.
          (f) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Material Contract, including all material amendments, supplements and other modifications thereto, subject to any customary confidentiality provisions contained therein.
          (g) No amount payable to such Grantor under or in connection with any Contract which has a value in excess of $100,000 is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that is not under the control (within the meaning of Section 9-105 of the New York UCC) of the Administrative Agent.
          (h) Except as expressly set forth on Schedule 4.12(b) with respect to the “Headwaters Agreement”, none of the parties to any Material Contract is a Governmental Authority.
SECTION 5. COVENANTS
     Each Grantor and Holdings (in the case of Holdings, only with respect to Sections 5.2(a), 5.2(c), 5.2(d), 5.5, 5.6, 5.7 and 5.8) covenant and agree with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no letter of credit issued under the Credit Agreement shall be outstanding and all commitments to extend credit under the Credit Agreement shall have expired or been terminated:
          5.1 Covenants in Credit Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

          5.2 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property. (a) If any of the Collateral is or shall become evidenced or represented by any Certificated Security or any Instrument, Negotiable Document or Tangible Chattel Paper (with a value in excess of $100,000, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor or Holdings as of the Closing Date shall be delivered on the Closing Date.
          (b) If any of the Collateral is or shall become “Electronic Chattel Paper” with a value in excess of $100,000 such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
          (a) If any Collateral is or shall become evidenced or represented by an Uncertificated Security of an Issuer that is a Subsidiary, such Grantor or Holdings, as applicable, shall cause the Issuer thereof or, if any Collateral is or shall become evidenced or represented by an Uncertificated Security of a person other than an Issuer, such Grantor or Holdings, as applicable, shall use commercially reasonable efforts to cause such person either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor or Holdings, as applicable, and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor or Holdings, as applicable, such agreement to be in a form reasonably acceptable to the Administrative Agent, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any Grantor or Holdings.
          (b) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property constituting Collateral is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor or Holdings, as applicable, shall take such additional actions, including causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent.
          5.3 Maintenance of Insurance. (a) Such Grantor shall keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions) as is customary with companies in the same or similar businesses operating in the same or similar locations; provided that in any event such Grantor will maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all material real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost or cash value of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof other than for losses claimed shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.
     (b) Such Grantor will deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) promptly following the request of the Administrative Agent from time to time (but no more than two times each year, unless an Event of Default is continuing), full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (iv) promptly after such information is available to such Grantor, full information as to any claim submitted to the insurer for an amount in excess of $150,000 with respect to any property and casualty insurance policy maintained by such Grantor. Each Secured Party shall be named as additional insured on all such liability insurance policies of such Grantor and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.
     (c) Upon the request of the Administrative Agent (but no more than one time each year, unless an Event of Default is continuing), the each of the Borrowers shall deliver to the Secured Parties a report of a reputable insurance broker summarizing such Borrower’s insurance coverage with respect to such insurance.
          5.4 [Intentionally Omitted].
          5.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain each of the security interests created by this Agreement and Holdings shall maintain the security interests in the Pledged Stock of Palco as a perfected security interest (other than in the case of Deposit Accounts or motor vehicles) having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all persons whomsoever, subject to the provisions of Section 8.15.

          (b) Such Grantor and Holdings, as applicable, shall furnish to the Secured Parties from time to time (but no more than one time each year, unless an Event of Default is continuing) statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor or Holdings as the Administrative Agent may reasonably request, all in reasonable detail. In addition, (i) no later than 45 days following the end of each fiscal quarter of each Grantor or Holdings or (ii) at any time and from time to time at the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, the Grantors and Holdings, as applicable, shall furnish to the Administrative Agent such supplements to the schedules hereof (other than Schedule 4.11, which shall be furnished promptly following any change in the information contained therein) as are necessary to accurately reflect at such time the information required thereby.
          (a) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor or Holdings, as applicable, such Grantor or Holdings shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
          5.6 Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor or Holdings shall furnish to each of the Administrative Agent prompt written notice of any change (i) in such Grantor’s corporate name, (ii) in the location of such Grantor’s or Holdings’ (as applicable) chief executive office or, if different, its principal place of business, any office in which it maintains books or records relating to material Collateral owned by it or any office or facility at which material Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in such Grantor’s corporate structure, (iv) in such Grantor’s Federal Taxpayer Identification Number or (v) in the location of any Inventory or Equipment of such Grantor (other than mobile goods) with a value in excess of $10,000 to a location other than those listed on Schedule 4.5(a). Such Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or will have been made within 30 days of such change) under the New York UCC or otherwise and all other actions have been taken (or will have been taken within 30 days of such change) that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and, other than in the case of Deposit Accounts and motor vehicles, perfected security interest in all the Collateral.
          5.7 Notices. Such Grantor and Holdings shall advise the Administrative Agent promptly following its knowledge thereof, in reasonable detail, of:
          (a) any Lien (other than any Lien expressly permitted by Section 6.02 of the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral of all Grantors and Holdings, taken as a whole, or on the security interests created hereby, except for Dispositions expressly permitted by the Credit Agreement.
          5.8 Investment Property. (a) If any Grantor or Holdings shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the equity interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor or Holdings, as applicable, shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and promptly thereafter deliver the same to the Administrative Agent in the exact form received, duly endorsed by such Grantor or Holdings, as applicable, to the Administrative Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor or Holdings, as applicable, and with, if the Administrative Agent so reasonably requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, following notice by the Administrative Agent to the Borrowers, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by any Grantor or Holdings, such Grantor or Holdings, as applicable, shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor or Holdings, as applicable, as additional collateral security for the Obligations.
     (b) Without the prior written consent of the Administrative Agent, such Grantor and Holdings shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor, Holdings or the Administrative Agent to sell, assign or transfer any of the Investment Property constituting Collateral or Proceeds thereof or any interest therein or (iv) cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (iv), such Grantor shall promptly following its knowledge thereof notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or reasonably requested to establish the Administrative Agent’s “control” thereof.
     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it. In addition, each Grantor and/or Holdings which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor and/or Holdings of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
          5.9 Receivables. (a) Other than in the ordinary course of business consistent with its past practice or standard industry practice, such Grantor shall not (i) grant any extension of the time of payment of any Receivable with a value in excess of $10,000, (ii) compromise or settle any Receivable with a value in excess of $10,000 for less than the full amount thereof, (iii) release, wholly or partially, any person liable for the payment of any Receivable with a value in excess of $10,000, (iv) allow any credit or discount whatsoever on any Receivable with a value in excess of $10,000 or (v) amend, supplement or modify any Receivable with a value in excess of $10,000 in any manner that could adversely affect the value thereof.
     (b) Such Grantor shall deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or, in the reasonable judgment of such Grantor, calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Receivables that are included in the Collateral.
          5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark material to its business on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, except to the extent that such Grantor demonstrates to the Administrative Agent’s reasonable satisfaction that the economic benefit of not complying with this subsection 5.10(a)(i) exceeds the economic benefit of complying with this subsection 5.10(a)(i), (ii) use such Trademark with all notices and legends required by applicable Requirements of Law, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (iv) not knowingly (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
          (b) Such Grantor (either itself or through licensees) shall not knowingly do any act, or knowingly omit to do any act, whereby any Patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.
          (a) Such Grantor (either itself or through licensees) shall not knowingly permit any licensee or sublicensee thereof to do any act or knowingly omit to do any act whereby any portion of such Copyrights material to the Grantor’s business may become invalidated or otherwise impaired.
          (b) Such Grantor (either itself or through licensees) shall not knowingly do any act that uses any Material Intellectual Property to infringe, misappropriate or violate the Intellectual Property rights of any other person.
          (c) Such Grantor (either itself or through licensees) shall use commercially reasonable efforts to provide proper statutory notice consistent with industry standards in connection with the use of the Material Intellectual Property.
          (d) Such Grantor shall promptly notify the Administrative Agent if it knows, or has reason to know, that any application or registration relating to any Registered Intellectual Property material to the Grantor’s business may become forfeited, abandoned or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Registered Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
          (e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property of such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof.

          (f) Such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Registered Intellectual Property material to its business, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
          (g) Such Grantor (either itself or through licensees) shall not discontinue use of or otherwise abandon any of its Registered Intellectual Property material to its business, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Administrative Agent in accordance herewith.
          (h) In the event that any Intellectual Property material to its business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, except to the extent that such Grantor demonstrates to the Administrative Agent’s reasonable satisfaction that the economic benefit of not suing for infringement, misappropriation or dilution exceeds the economic benefit of taking any such action.
          (i) Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Administrative Agent in accordance herewith, and (iv) it shall provide the Administrative Agent promptly (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 4.9 and take the actions specified in 5.9(m).

          (j) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in form and substance acceptable to the Administrative Agent in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.
          (k) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in form and substance acceptable to the Administrative Agent order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority.
          (l) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and restricting access to secret information and documents.
          5.11 Contracts. (a) Such Grantor shall enforce its rights in all material respects under the Material Contracts.
          (b) Such Grantor shall not amend, modify, terminate, waive or fail to enforce any provision of any Contract in any manner which could reasonably be expected to have a Material Adverse Effect.
          (a) Such Grantor shall exercise promptly and diligently each material right which it may have under each Material Contract (other than any right of termination).
          (b) Such Grantor shall deliver to the Administrative Agent a copy of each material (i) demand, (ii) notice or (iii) document received by it relating in any way to any Material Contract and shall also deliver to the Administrative Agent a copy of all new Material Contracts entered into after the date hereof, in each case, promptly (and in any event within 45 days of such receipt or execution, as applicable).
          (c) With respect to any Non-Assignable Contract that is a Material Contract as of the date hereof, each Grantor shall, within ten days of the date hereof, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the collateral assignment or granting of a security interest in such Non-Assignable Contract to the Administrative Agent for the ratable benefit of the Secured Parties and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter. Unless otherwise agreed by the Administrative Agent, no Grantor shall after the Closing Date enter into any Non-Assignable Contract that is a Material Contract unless, within 30 days following its execution, counterparties to such Non-Assignable Contract consent in writing pursuant to the terms of such Non-Assignable Contract to the collateral assignment and granting of a security interest in such Non-Assignable Contract to the Administrative Agent for the ratable benefit of the Secured Parties.
          (d) Such Grantor shall not permit to become effective in any document creating any Material Contract, a provision that would prohibit the creation or perfection of, or exercise of remedies in connection with, a Lien on such Material Contract in favor of the of the

Administrative Agent for the ratable benefit of the Secured Parties unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
          5.12 Commercial Tort Claims. Such Grantor shall advise the Administrative Agent promptly of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $100,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent to grant a security interest in such Commercial Tort Claim to the Administrative Agent for the ratable benefit of the Secured Parties.
SECTION 6. REMEDIAL PROVISIONS
          6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject, following the occurrence and during the continuance of an Event of Default, to the Administrative Agent’s direction and control, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation in the ordinary course of business consistent with past practice; provided, however, that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.
     (b) Following the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.
          6.2 Communications with Obligors; Grantors Remain Liable.
          (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.
          (b) The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default or at any other time with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Administrative Agent.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          6.3 Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor or Holdings of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor and Holdings shall be permitted to receive all dividends or distributions (except for dividends or distributions of additional equity interests) paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would be materially inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
     (b) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor and Holdings, as applicable, to exercise or refrain from exercising the voting and other consensual rights which they would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Administrative Agent shall have the right, without notice to any Grantor or Holdings, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor and Holdings, as applicable, shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor and Holdings acknowledge that the Administrative Agent may utilize the power of attorney set forth herein.

     (c) Each Grantor and Holdings hereby authorize and instruct each Issuer of any Pledged Securities pledged by such Grantor or Holdings hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor or Holdings, and each Grantor and Holdings agree that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Administrative Agent.
          6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor or Holdings (solely in connection with the Pledged Shares held by Holdings in Palco) consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor or Holdings, as applicable, in trust for the Secured Parties, segregated from other funds of such Grantor and shall, following notice to the Borrowers from the Administrative Agent, forthwith upon receipt by such Grantor or Holdings, as applicable, be turned over to the Administrative Agent in the exact form received by such Grantor or Holdings (duly endorsed by such Grantor or Holdings, as applicable, to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor or Holdings in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
          6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
     First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;
     Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
     Third, any balance of such Proceeds and proceeds from the guarantee remaining after the Obligations shall have been paid in full, no letters of credit issued under the Credit Agreement shall be outstanding and the Commitments under the Credit Agreement shall have terminated or expired shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

          6.6 Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor, Holdings or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor or Holdings, as applicable, which right or equity is hereby waived and released to the extent permitted by applicable law. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor or Holdings and each Grantor and Holdings hereby waive (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor and Holdings agree that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor or Holdings, as applicable, of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor and Holdings agree that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor and Holdings hereby waive any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor and Holdings further agree, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s or Holdings’ premises, as applicable, or elsewhere. The Administrative Agent shall have the right to the extent permitted by applicable law to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
     (b) The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements in accordance with the terms of the Credit Agreement, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor or Holdings. If the Administrative Agent sells any of the Collateral upon credit, the Grantor or Holdings, as applicable, will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to Indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor or Holdings, as applicable, shall be credited with Proceeds of the sale. To the extent permitted by applicable law, each Grantor and Holdings waive all claims, damages and demands they may acquire against any Secured Party arising out of the exercise by them of any rights hereunder, except to the extent that such claims, damages and demands are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from primarily the gross negligence, willful misconduct or bad faith of such Secured Party.
     (c) In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
          6.7 Registration Rights. (a) Each Grantor and Holdings recognize that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor and Holdings acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
     (b) Each Grantor and Holdings agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 are valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor and Holdings further agree that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor or Holdings, as applicable, and such Grantor and/or Holdings, as applicable, hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
          6.8 Deficiency. Each Grantor or Holdings, as applicable, shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency in accordance with the terms of the Credit Agreement.
SECTION 7. THE ADMINISTRATIVE AGENT
          7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor and Holdings hereby irrevocably constitute and appoint each of Administrative Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor or Holdings, as applicable, and in the name of such Grantor or Holdings, as applicable, or in its own name, for the purpose of carrying out the terms of this Agreement, upon the occurrence and during the continuance of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor and Holdings hereby give the Administrative Agent, upon the occurrence and during the continuance of an Event of Default, the power and right, on behalf of such Grantor and Holdings, without notice to or assent by such Grantor, to do any or all of the following:
          (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the

Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
          (iv) execute, in connection with any sale provided for in Section 6.7 or 6.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor or Holdings with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s or Holdings’ expense, as applicable, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor or Holdings might do.
     Anything in this Agreement to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
          (b) If any Grantor or Holdings fail to perform or comply with any of their agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Grantor or Holdings, as applicable, and the Grantor or Holdings failing to promptly comply therewith.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on ABR Loans under the Credit Agreement, plus 2.00% from the date of payment to the date reimbursed by the relevant Grantor or Holdings, and shall be payable by such Grantor or Holdings on demand.
          (d) Each Grantor and Holdings hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          7.2 Duty of Administrative Agent . The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor, Holdings or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from their own gross negligence, willful misconduct or bad faith.
          7.3 Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Administrative Agent of the Credit Agreement reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as the Administrative Agent of the Credit Agreement, in its sole judgment, determines is necessary or advisable. If permitted by applicable law, a photographic or other reproduction of this

Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction where so permitted.
          7.4 Authority of Administrative Agent. Each Grantor and Holdings acknowledge that the rights and responsibilities of the Administrative Agent under the Credit Agreement and the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent under the Credit Agreement or under this Agreement of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors and/or Holdings, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor or Holdings shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          7.5 Appointment of Co-Administrative Agents. At any time or from time to time, in order to comply with any Requirement of Law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).
SECTION 8. MISCELLANEOUS
          8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor or Holdings, if applicable, and the Administrative Agent, subject to any consents required under Section 9.08 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor or Holdings may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.
          8.2 Notices. All notices, requests and demands to or upon the Administrative Agent, any Grantor hereunder or Holdings shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor or Holdings shall be addressed to such Guarantor or Holdings, as applicable, at its notice address set forth on Schedule 8.2.
          8.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4 Enforcement Expenses; Indemnification. (a) Each Grantor and Holdings agree to pay or reimburse each Secured Party for all its reasonable costs and expenses incurred in collecting against such Grantor or Holdings under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which any Grantor is a party, including the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent, in each case, in accordance with the terms of the Credit Agreement.
          (b) Each Grantor and Holdings agree to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (a) Each Grantor and Holdings agree to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 9.05 of the Credit Agreement.
          (b) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
          8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and Holdings and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that, except as expressly permitted by the terms of the Credit Agreement, no Grantor or Holdings may assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.
          8.6 Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any Grantor or Holdings against any of and all the obligations of any Grantor or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 8.6 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
          8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, Holdings, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
          8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF ANY SECURITY INTEREST HEREUNDER, OR ANY REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE PURSUANT TO MANDATORY CHOICE OF LAW RULES GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN NEW YORK.
          8.12 Submission to Jurisdiction; Waivers. Each Grantor and Holdings hereby irrevocably and unconditionally:
          (a) submit for themselves and their property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same;
          (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor or Holdings at their address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
          (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waive, to the maximum extent not prohibited by law, any right they may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          8.13 Acknowledgments. Each Grantor and Holdings hereby acknowledge that:
          (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which they are a party;
          (b) no Secured Party has any fiduciary relationship with or duty to any Grantor or Holdings arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors and Holdings, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
          8.14 Additional Grantors. Each Subsidiary of any of the Borrowers that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in form and substance satisfactory to the Administrative Agent.
          8.15 Releases. (a) At such time as the Loans and the other Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, the commitments under the Credit Agreement have been terminated or expired and no letter of credit issued under the Credit Agreement shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, each Grantor hereunder and Holdings shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors and Holdings, as applicable. At the request and sole expense of any Grantor or Holdings following any such termination, the Administrative Agent shall deliver to such Grantor or Holdings, as applicable, any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor or Holdings such documents as such Grantor or Holdings shall reasonably request to evidence such termination.
     (b) If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of a Grantor shall execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrowers, a Guarantor shall be released from its obligations hereunder in the event that all the equity interests in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrowers shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and such other information reasonably requested by the Administrative Agent, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
     (c) Each Grantor and Holdings acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.
          8.16 WAIVER OF JURY TRIAL. EACH GRANTOR, HOLDINGS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
[Signature Pages Follow]

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS: THE PACIFIC LUMBER COMPANY
By:	/s/ Gary L. Clark
	Name:	Gary L. Clark
	Title:	VP Finance & Administration and CFO

BRITT LUMBER CO., INC.
By:	/s/ Gary L. Clark
	Name:	Gary L. Clark
	Title:	VP Finance & Administration and CFO

SALMON CREEK LLC
By:	/s/ Gary L. Clark
	Name:	Gary L. Clark
	Title:	VP Finance & Administration and CFO

SCOTIA INN INC.
By:	/s/ Gary L. Clark
	Name:	Gary L. Clark
	Title:	VP Finance & Administration and CFO

HOLDINGS: MAXXAM GROUP INC.
By:	/s/ Gary L. Clark
	Name:	Gary L. Clark
	Title:	VP & CFO
Guarantee And Collateral Agreement - Revolver

ADMINISTRATIVE AGENT MARATHON STRUCTURED FINANCE FUND L.P., as Administrative Agent
By:	/s/ Louis T. Hanover
	Name:	Louis T. Hanover
	Title:	Authorized Signatory

Guarantee And Collateral Agreement - Revolver